Exhibit 2

Transactions in the Securities of the Issuer During the Past 60 Days

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

THE RADOFF FAMILY FOUNDATION

Purchase of Common Stock	15,000	1.8369	12/30/2025
Purchase of Common Stock	10,000	1.8627	01/08/2026
Purchase of Common Stock	10,600	1.8676	01/08/2026
Purchase of Common Stock	9,156	1.8789	01/09/2026
Purchase of Common Stock	10,000	1.8707	01/16/2026
Purchase of Common Stock	10,844	1.8802	01/16/2026
Purchase of Common Stock	10,000	1.7966	02/04/2026
Purchase of Common Stock	10,000	1.8058	02/05/2026
Purchase of Common Stock	20,000	1.7979	02/06/2026
Purchase of Common Stock	10,000	1.8318	02/11/2026
Purchase of Common Stock	10,000	1.8353	02/11/2026
Purchase of Common Stock	10,000	1.8314	02/11/2026

BRADLEY L. RADOFF

Purchase of Common Stock	50,000	1.8515	12/22/2025
Purchase of Common Stock	10,000	1.8289	12/26/2025
Purchase of Common Stock	10,000	1.8495	12/26/2025
Purchase of Common Stock	10,000	1.8844	01/02/2026
Purchase of Common Stock	20,000	1.8215	01/02/2026
Purchase of Common Stock	10,000	1.8050	02/02/2026
Purchase of Common Stock	10,000	1.8099	02/02/2026
Purchase of Common Stock	10,000	1.8099	02/02/2026
Purchase of Common Stock	10,000	1.7766	02/03/2026
Purchase of Common Stock	10,000	1.7910	02/03/2026
Purchase of Common Stock	10,000	1.7973	02/03/2026
Purchase of Common Stock	5,469	1.8200	02/04/2026
Purchase of Common Stock	94,531	1.8300	02/04/2026
Purchase of Common Stock	23,085	1.7963	02/04/2026
Purchase of Common Stock	3,387	1.7893	02/04/2026
Purchase of Common Stock	50,000	1.7905	02/05/2026
Purchase of Common Stock	10,000	1.7995	02/09/2026
Purchase of Common Stock	10,000	1.8027	02/09/2026
Purchase of Common Stock	100,000	1.8090	02/09/2026
Purchase of Common Stock	10,000	1.8050	02/10/2026
Purchase of Common Stock	10,000	1.8100	02/10/2026
Purchase of Common Stock	10,000	1.8115	02/10/2026
Purchase of Common Stock	10,000	1.8100	02/10/2026
Purchase of Common Stock	10,000	1.8100	02/10/2026
Purchase of Common Stock	10,000	1.8158	02/10/2026
Purchase of Common Stock	10,000	1.8159	02/10/2026
Purchase of Common Stock	10,000	1.8152	02/10/2026
Purchase of Common Stock	10,000	1.8203	02/10/2026
Purchase of Common Stock	5,513	1.8278	02/10/2026
Purchase of Common Stock	10,000	1.8296	02/11/2026
Purchase of Common Stock	10,000	1.8495	02/11/2026
Purchase of Common Stock	8,015	1.8629	02/11/2026
Purchase of Common Stock	47,111	2.0203	02/17/2026
Purchase of Common Stock	250,000	2.0015	02/18/2026
Purchase of Common Stock	102,889	2.0558	02/19/2026

JEC II ASSOCIATES, LLC

Purchase of Common Stock	547,779	1.8422	02/11/2026
Purchase of Common Stock	207,599	1.8880	02/12/2026
Purchase of Common Stock	69,152	1.9759	02/13/2026
Purchase of Common Stock	225,470	2.0144	02/17/2026

THE MOS TRUST

Purchase of Common Stock	41,636	1.8532	12/24/2025
Purchase of Common Stock	100,000	1.8354	02/11/2026